ALTERNATIVES

SCHEDULE I, DATED FEBRUARY 9, 2022, TO MULTIPLE CLASS OF SHARES PLAN FOR FIDELITY FUNDS WITH RETAIL, RETIREMENT AND/OR ADVISOR CLASSES

FIDELITY GREENWOOD STREET TRUST

FUND/CLASSES OFFERED	SALES CHARGE	DISTRIBUTION FEE (as a percentage of average net assets)	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)
Fidelity Global Macro Opportunities Fund:
Fidelity Global Macro Opportunities Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none
Fidelity Risk Parity Fund:
Fidelity Risk Parity Fund*	none	none	none
Class A**	front-end	0.00	0.25
Class M***	front-end	0.25	0.25
Class C	contingent deferred	0.75	0.25
Class I	none	none	none
Class Z	none	none	none

*	A retail class.
**	Class A purchases of $1 million or more may be subject, upon redemption, to a contingent deferred sales charge (CDSC) of 1.00% if redeemed less than 18 months after purchase.
***	Class M purchases of $1 million or more may be subject, upon redemption, to a CDSC of 0.25% if redeemed less than one year after purchase.